Exhibit 99.906CERT

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of NFJ Dividend, Interest & Premium Fund (the “Registrant”), do hereby certify, to such officer’s knowledge, that

(1)

The Annual Report on the Form N-CSR for the fiscal year ended January 3l, 2011 (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated: April 4, 2011

By	/s/ Brian S. Shlissel

Brian S. Shlissel
President and Chief Executive Officer

Dated: April 4, 2011

By	/s/ Lawrence G. Altadonna

Lawrence G. Altadonna
Treasurer, Principal Financial and Accounting Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the version of this written statement required by Section 906, has been provided to NFJ Dividend, Interest & Premium Fund and will be retained by NFJ Dividend, Interest & Premium Fund and furnished to the Securities and Exchange Commission or its staff upon request.

This certification is being furnished solely pursuant to 18 U.S.C. ss 1350 and is not being filed as part of the Report or as a separate disclosure document.